Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Capnia, Inc. on Amendment No. 2 to Form S-1 (File No. 333-212487) of our report dated March 25, 2016, with respect to our audits of the consolidated financial statements of Capnia, Inc. as of December 31, 2015 and 2014 and for the years ended December 31, 2015 and 2014, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

Marcum LLP

San Francisco, CA

September 2, 2016